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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2023

Date of Report (Date of earliest event reported)

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Yuengling’s Ice Cream Corporation (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

00-53450	47-5386867
(Commission File Number)	(IRS Employer Identification No.)

One Glenlake Parkway #650, Atlanta, GA 30328
(Address of principal executive offices)

(404) 805-6044
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	YCRM	OTC

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement with ReachOut Technology Corp.

On November 7, 2023, Yuengling’s Ice Cream Corporation (the “Company” or “YCRM”) entered into an Share Exchange Agreement (the “Share Exchange Agreement”) with ReachOut Technology Corp., Delaware corporation, (“ReachOut”), pursuant to which the shareholders of ReachOut (the “Shareholders”) agreed to sell 100% of the issued and outstanding shares of ReachOut to the Company in exchange for the issuance of such number of shares of newly created Series C Preferred Stock, par value $0.0001 per share of Company (the “Series C Preferred Stock”) which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal Eighty-Seven Point Five Percent (87.5%) of the total issued and outstanding shares of common stock of the Company as determined at the consummation of the Acquisition (on a fully diluted basis for a period of twenty-four (24) months) as set forth in the certificate of designation to be filed at Closing for Series C Preferred Stock.

At the Closing, Trillium Partners, LP (or its affiliates ) shall receive 1,000,000 shares of newly created Series D Preferred Stock, which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal ten percent (10%) of the total issued and outstanding shares of common stock of the Company as determined at the consummation of the Acquisition (on a fully diluted basis for a period of 24 months) and carry rachet and anti-dilution rights, as set forth on the certificate of designation to be filed at Closing for Series D Preferred Stock.

At the Closing, Everett Dickson (or his designee) shall receive 250,000 shares of the Series D Preferred Stock, which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal two and one-half percent (2.5%) of the total issued and outstanding shares of common stock of the Company as determined at the consummation of the Acquisition (on a fully diluted basis for a period of 24 months) and carry rachet and anti-dilution rights, as set forth on the certificate of designation to be filed at Closing for Series D Preferred Stock.

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Control Block Transfer Agreement

Also on November 7, 2023, the Company entered into a Control Block Transfer Agreement under which Everett Dickson agreed to transfer all of the 475,000 issued and outstanding shares of Series A Preferred Stock, representing 66.666% majority voting control of the Company to Richard Jordan, CEO of ReachOut for $140,000, to be paid at Closing.

The foregoing descriptions of the Share Exchange Agreement, and Control Block Transfer Agreement are qualified by the terms of the full text of the Share Exchange Agreement, and Control Block Transfer Agreement, attached hereto as Exhibit 10.1 and Exhibit 10.2, and the terms thereof are incorporated herein by reference.

ReachOut is Managed Service Provider (MSP) and a transformative force in cybersecurity and IT services, dedicated to serving Small to Medium Sized Businesses (SMBs) with unparalleled excellence. ReachOut’s goal is to become the premier cybersecurity and managed IT services company for North America by acquiring market share and standardizing operations.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Share Exchange Agreement dated November 7, 2023.
10.2	Control Block Transfer Agreement dated November 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuengling’s Ice Cream Corporation

By:	/s/ Robert Bohorad
Robert Bohorad, President & CEO

Date:  November 13, 2023

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